[JARDEN CORPORATION LOGO]                 [AMERICAN HOUSEHOLD, INC. LOGO]
                                  [SUNBEAM PRODUCTS, INC. LOGO]   [COLEMAN LOGO]

                JARDEN CORPORATION ANNOUNCES DEFINITIVE AGREEMENT

                       TO ACQUIRE AMERICAN HOUSEHOLD, INC.

   -COMBINATION CREATES LEADING GLOBAL PROVIDER OF BRANDED CONSUMER PRODUCTS-

-WARBURG PINCUS TO INVEST $350 MILLION OF EQUITY IN CONNECTION WITH ACQUISITION-

RYE, NEW YORK - SEPTEMBER 20, 2004 - JARDEN CORPORATION (NYSE: JAH), a leading provider of niche branded consumer products, today announced it has signed a definitive agreement to acquire privately held American Household, Inc. for
$745.6 million in cash for the equity and the assumption or repayment of indebtedness. American Household is the parent of The Coleman Company, Inc. and
Sunbeam Products, Inc., leading producers of global consumer products through the BRK(R), Campingaz(R), Coleman(R), First Alert(R), Health o meter(R), Mr.
Coffee(R), Oster(R) and Sunbeam(R) brands. In connection with the acquisition,
Warburg Pincus, the global private equity firm, will invest $350 million of equity into Jarden.

Upon completion of the acquisition, Jarden will be positioned as a global market leader, holding the #1 or #2 market position in many of its core consumer product categories, including warming blankets, smoke alarms, professional grooming products, various small appliances, camping equipment, home vacuum packaging, home canning, kitchen matches, plastic cutlery, toothpicks, rope, cord and twine and playing cards.

Commenting on the transaction, Martin E. Franklin, Jarden's Chairman and Chief
Executive Officer, said: "We are delighted to add the renowned products of the
American Household portfolio to our growing business, which will allow us to extend our market positions while tapping new strategic sectors. It is expected that this transaction will bring immense benefits to the company, our customers and employees by expanding our

operating platform, both internationally and domestically, and by broadening and diversifying our product lines through superior cross-selling, retail distribution and licensing enhancements."

Mr. Franklin added, "We believe the transaction will be immediately accretive to earnings, excluding any restructuring and one-time charges. The combination will create new sales, marketing as well as operating synergies that we expect to lead to margin improvements in the future. We believe that together, the new
Jarden will be poised for accelerated growth, and we are tremendously excited about welcoming the American Household businesses and employees to the Jarden family."

Jerry W. Levin, Chairman and Chief Executive Officer of American Household said,
"I am very proud of what all of the American Household employees have accomplished, and I am confident that they will continue to excel in the future as part of Jarden. I believe that Jarden is a partner well-suited to help our businesses capitalize on our strong foundation and rich heritage."

In connection with the acquisition, Warburg Pincus will invest $350 million in
Jarden and the firm's Co-President, Charles R. Kaye, will join the Jarden board of directors.

Commenting for Warburg Pincus, Mr. Kaye said: "We're delighted to have the opportunity to partner with a successful and dynamic entrepreneur like Martin and to work together with his team to help Jarden enhance its operating platform for growth and margin expansion." Mr. Franklin further stated, "We welcome our new investor, Warburg Pincus, and look forward to a rewarding and mutually beneficial relationship as we work to maximize the potential of the combined company."

The transaction is expected to close during the first quarter of 2005, subject to Hart-Scott-Rodino approval and other customary closing conditions. Upon completion of the acquisition, Jarden will be a global leader in the consumer products sector:

--------------------------------------------------------------------------------
Annualized combined revenue                 Approximately $2.6 billion
--------------------------------------------------------------------------------
Number of employees                         Approximately 9,000
--------------------------------------------------------------------------------
Market-leading brands                       JARDEN
                                            Ball(R), Bee(R), Bernardin(R),
                                            Bicycle(R), Crawford(R), Diamond(R),
                                            FoodSaver(R), Forster(R), Hoyle(R),
                                            Kerr(R), Lehigh(R), Leslie-Locke(R),
                                            Loew-Cornell(R) and VillaWare(R).

                                            AMERICAN HOUSEHOLD
                                            BRK(R), Campingaz(R), Coleman(R),
                                            First Alert(R), Health o meter(R),
                                            Mr. Coffee(R), Oster(R) and
                                            Sunbeam(R)
--------------------------------------------------------------------------------
Company headquarters                        Rye, New York
--------------------------------------------------------------------------------
Chairman and Chief Executive Officer        Martin E. Franklin
--------------------------------------------------------------------------------

"We are tremendously excited to work with the people of American Household," Mr.
Franklin said, commenting on the combined company's employee base. "We have always said that Jarden's most important assets are our employees, and our commitment to them, in addition to our customers and shareholders, will continue to guide our company."

Citigroup Global Markets and CIBC World Markets are acting as primary financial advisors to Jarden and have provided commitments to underwrite the debt financing for the acquisition. In addition, Citigroup Global Markets rendered a fairness opinion to Jarden related to the acquisition of American Household.

Jarden will be hosting a conference call at 9:45 a.m. eastern time today,
September 20, 2004, to further discuss this transaction and respond to questions. The listen-only mode of the call can be accessed by dialing
800-247-9979 (or 973-409-9254 for international callers). The call will also be web cast through the company's website, www.jarden.com, and will be archived from one hour after completion of the call until October 18, 2004. If you are unable to participate in the conference call, you may listen to a rebroadcast by dialing 877-519-4471 (or 973-341-3080 for international callers) and entering pin number 5195017. The rebroadcast will be available from September 20th until midnight September 27th.

ABOUT JARDEN CORPORATION
------------------------
Jarden Corporation is a leading provider of niche consumer products used in and around the home, under well-known brand names including Ball(R), Bee(R),
Bernardin(R), Bicycle(R), Crawford(R), Diamond(R), FoodSaver(R), Forster(R),
Hoyle(R), Kerr(R), Lehigh(R), Leslie-Locke(R), Loew-Cornell(R) and VillaWare(R).
In North America, Jarden is the market leader in several targeted consumer categories, including home canning, home vacuum packaging, kitchen matches, plastic cutlery, playing cards, rope, cord and twine and toothpicks. Jarden also manufactures zinc strip and a wide array of plastic products for third party consumer product and medical companies, as well as its own businesses.

ABOUT AMERICAN HOUSEHOLD, INC.
------------------------------
American Household, Inc. is a leading global consumer products company that designs, manufactures, and markets, a diverse portfolio of durable consumer products. Through its subsidiaries, American Household produces a diverse array of products including coffeemakers, irons, blenders, toasters, smoke alarms, scales, tents, coolers, sleeping bags and lanterns under the well-known brand names BRK(R), Campingaz(R), Coleman(R), First Alert(R), Health o meter(R), Mr.
Coffee(R), Oster(R), and Sunbeam(R).

ABOUT WARBURG PINCUS
--------------------
Warburg Pincus has been a leading private equity investor since 1971. The firm currently has approximately $14 billion under management, including $4 billion available for investment in a range of industries including business services, energy, financial services and technologies, healthcare and life sciences, information and communication technology, media and real estate. The firm has invested approximately $2.5 billion in more than 75 consumer and industrial companies, including Mattel (NYSE: MAT), Knoll, and ChipSoft, maker of TurboTax and acquired by Intuit (Nasdaq: INTU). Warburg Pincus is an experienced partner to entrepreneurs seeking to create and build durable companies with sustainable value. The firm has an active portfolio of about 125 companies. For more information, please visit www.warburgpincus.com.

Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of
1995, including statements regarding the outlook for Jarden's markets and the demand for its products, the expected closing of the American Household, Inc.
acquisition and the investment by Warburg Pincus, and each of the transactions effects on Jarden in the future. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company's periodic and other reports filed with the Securities and Exchange Commission.

                                       ###

Press Contact:    Hollis Rafkin-Sax at 212-850-5789, or
                  Evan Goetz at 212-850-5639
                  Financial Dynamics

Company Contact:  Martin E. Franklin
                  Chairman and Chief Executive Officer, Jarden Corporation
                  914-967-9400